Exhibit 99.1
News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000		www.gbrx.com

For release: October 26, 2021 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal Year Results

Greenbrier Board designates next CEO and sets transition timeline

Orders for 6,700 new railcars valued at $665 million - book-to-bill of 1.5x in the quarter

Generated over $80 million of operating cash flow in the quarter

Lake Oswego, Oregon, October 26, 2021 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2021.

Today, Greenbrier separately announced the appointment of Lorie Tekorius as the Company’s next CEO and President, effective March 1, 2022. Bill Furman will step into the newly created position of Executive Chair on the same date, and as earlier announced, will retire in September 2022, while remaining a member of the Board of Directors into 2024.

Fourth Quarter Highlights

•	New railcar orders for 6,700 units valued at $665 million and deliveries of 4,500 units, resulted in a 1.5x book-to-bill, the third consecutive quarter with a book-to-bill over 1.0x.

•	Diversified new railcar backlog as of August 31, 2021 was 26,600 units with an estimated value of $2.8 billion.

•	Ended the quarter with liquidity of $835 million, including $647 million in cash and $188 million of available borrowing capacity.

•	Operating cash flow exceeded $80 million.

•

Net earnings attributable to Greenbrier for the quarter were $32 million, or $0.95 per diluted share, on revenue of nearly $600 million. Net earnings included $1.2 million ($0.03 per share), of loss on extinguishment of debt, net of tax.

•	Adjusted net earnings attributable to Greenbrier were $33 million, or $0.98 per diluted share, and EBITDA for the quarter was $70 million.

•

Contributed nearly $70 million of assets into GBX Leasing. GBX Leasing is funded with a combination of equity and non-recourse debt. It is consolidated in Greenbrier’s financial statements; see supplemental information in this release.

•	Board declares a quarterly dividend of $0.27 per share, payable on December 2, 2021 to shareholders of record as of November 11, 2021 representing Greenbrier’s 30th consecutive quarterly dividend.

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 2

Fiscal Year 2021 Highlights

•	Diversified new railcar orders of 17,200 units valued at $1.8 billion and deliveries of 13,000 units resulted in 1.3x book-to-bill.

•	COVID-19 related expenses for the year totaled nearly $10 million (pre-tax).

•

Net earnings attributable to Greenbrier for the year were $32 million, or $0.96 per diluted share, on revenue of $1.7 billion. Net earnings included $5 million ($0.14 per share), of loss on extinguishment of debt, net of tax, associated with refinancing of the Company’s debt.

•	Completed nearly $1.5 billion of debt refinancing effectively doubling the maturity profile of Greenbrier’s debt.

•	Adjusted net earnings attributable to Greenbrier were $37 million, or $1.10 per diluted share, excluding the loss on extinguishment of debt.

•

GBX Leasing was formed in April 2021 to create stable, tax-advantaged cash flows. Nearly $200 million of railcars were contributed in fiscal 2021 which were levered 3:1 utilizing a $300 million non-recourse warehouse credit facility secured at formation. Subsequent to year end, Greenbrier acquired a portfolio of 3,600 railcars, accelerating its enhanced railcar leasing strategy.

•

Under a provision of the CARES Act, Greenbrier invested in our lease fleets which created net operating losses for tax purposes that were carried back to prior years with higher federal tax rates. This activity resulted in tax benefits that generated $1.09 per diluted share of earnings over the course of fiscal 2021.

•	EBITDA was $145 million, or 8.3% of revenue.

William A. Furman, Chairman & CEO commented, “Greenbrier continued to build momentum during our fourth fiscal quarter as the recovery in the North American railcar market progresses. We achieved our fifth sequential quarterly increase in new orders during the quarter with new orders totaling 6,700 units valued at $665 million. Greenbrier also completed a comprehensive $1.5 billion refinancing plan that extended maturities into 2026 and beyond. Combined with the $300 million GBX Leasing warehouse credit facility, Greenbrier completed $1.8 billion of financings in fiscal 2021. Our strong financial position and $2.8 billion backlog supports Greenbrier’s proven ability to adjust production capacity in response to growing demand. It also uniquely positions Greenbrier to participate meaningfully in the post-pandemic recovery. Momentum continues to build in our international markets with approximately 30% of our backlog for delivery in Europe and Brazil.”

Furman added, “Our strategic focus remains unchanged as we enter fiscal 2022, particularly given challenges brought about by inflationary pressures, labor shortages and supply chain issues. The market recovery will not be linear, and for this reason, we are pleased to have recently increased the scale of our lease fleet through our GBX Leasing joint venture. Our lease fleet investment provides Greenbrier tax-advantaged cash flows and reduces our exposure to the inherent cyclicality of freight transportation equipment manufacturing. All factors considered, Greenbrier is extremely well-positioned to continue to grow and deliver value to our shareholders.”

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 3

Business Update & Outlook

Greenbrier’s strategy during the fourth fiscal quarter produced strong operating performance while balancing economic and labor volatility. Since March 2020, Greenbrier has practiced disciplined management to meet the challenges created by the COVID-19 pandemic. Greenbrier’s near-term strategic focus continues to be:

1.	Maintain a strong liquidity base and balance sheet.

2.	Navigate the COVID-19 pandemic and economic crisis by safely operating our factories while generating cash.

3.

Prepare for economic recovery and forward momentum in our markets. Greenbrier is well-positioned to navigate the challenges of increasing production rates safely, while ensuring labor and supply chain continuity.

Based on current trends and production schedules, Greenbrier expects:

•	Deliveries will be 16,000 – 18,000 units including approximately 1,500 units in Greenbrier-Maxion (Brazil).

•	Selling & administrative expense to be $200 - $210 million.

•	Capital expenditures will consist of $275 million in Leasing & Service, $55 million in Manufacturing and $10 million in Wheels, Repair & Parts.

We will provide additional operating color during the earnings call.

Financial Summary

	Q4 FY21	Q3 FY21	Sequential Comparison – Main Drivers
Revenue	$599.2M	$450.1M	46% higher deliveries reflecting increased production levels and syndication activity
Gross margin	16.4%	16.7%	Strong operating performance reflects increased production rates and syndication activity in Manufacturing, and lease modification fees while the prior quarter benefited from favorable international warranty resolution
Selling and administrative	$55.4M	$49.2M	Increased employee-related costs including performance-based compensation expense
EBITDA	$70.4M	$52.9M	Higher operating earnings reflecting increased deliveries; See reconciliation on page 12
Net earnings attributable to noncontrolling interest	($3.9M)	($0.3M)	Increased operating activity at GIMSA joint venture
Adjusted net earnings attributable to Greenbrier	$32.9M(1)	$23.3M(2)	Primarily from increased deliveries and tax benefit from the CARES Act
Adjusted diluted EPS	$0.98(1)	$0.69(2)

(1)	Excludes $1.2 million ($0.03 per share), net of tax, of loss on debt extinguishment.
(2)	Excludes $3.6 million ($0.10 per share), net of tax, of loss on debt extinguishment.

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 4

Segment Summary

	Q4 FY21	Q3 FY21	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$477.2M	$341.9M	Higher deliveries including increased syndication activity
Gross margin	13.2%	14.5%	Strong operating performance and increased syndication activity while prior quarter benefited from a favorable warranty resolution
Operating margin (1)	9.1%	9.2%
Deliveries (2)	4,100	2,800	Higher production rates and increased syndication activity
Wheels, Repair & Parts
Revenue	$80.3M	$80.9M	Lower volumes partially offset by higher scrap revenue
Gross margin	4.0%	8.9%	Repair operations negatively impacted by labor shortages and inventory adjustments
Operating margin (1)	0.1%	5.2%
Leasing & Services (including GBX Leasing)
Revenue	$41.7M	$27.3M	Revenue and margin reflect higher interim rent and the benefit of lease modification fees
Gross margin	76.2%	67.6%
Operating margin (1) (3)	61.0%	44.9%
Fleet utilization	94.1%	93.8%

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.
(3)	Includes Net loss (gain) on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2021 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 26, 2021

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “1560183”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 444,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. As of September 30, 2021, GBXL and Greenbrier own a lease fleet of nearly 12,500 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2021	May 31, 2021	February 28, 2021	November 30, 2020	August 31, 2020
Assets
Cash and cash equivalents	$646,769	$628,200	$593,499	$724,547	$833,745
Restricted cash	24,627	8,689	8,614	8,547	8,342
Accounts receivable, net	306,407	274,792	236,171	216,220	230,488
Income tax receivable	112,135	75,135	62,103	24,448	9,109
Inventories	573,594	553,137	522,984	490,282	529,529
Leased railcars for syndication	51,647	154,017	109,287	51,087	107,671
Equipment on operating leases, net	609,812	446,888	445,451	445,542	350,442
Property, plant and equipment, net	670,221	676,010	687,468	696,333	711,524
Investment in unconsolidated affiliates	79,898	79,420	70,820	72,254	72,354
Intangibles and other assets, net	183,448	180,829	190,283	186,509	190,322
Goodwill	132,110	133,050	132,685	130,315	130,308

	$3,390,668	$3,210,167	$3,059,365	$3,046,084	$3,173,834

Liabilities and Equity
Revolving notes	$372,176	$325,150	$275,839	$276,248	$351,526
Accounts payable and accrued liabilities	569,805	480,373	448,571	434,138	463,880
Deferred income taxes	73,249	44,900	24,798	10,120	7,701
Deferred revenue	42,797	43,676	42,572	36,916	42,467
Notes payable, net	826,506	835,027	793,189	797,089	804,088

Contingently redeemable noncontrolling interest	29,708	30,323	30,037	30,711	31,117
Total equity – Greenbrier	1,307,748	1,286,763	1,268,502	1,280,407	1,293,043
Noncontrolling interest	168,679	163,955	175,857	180,455	180,012

Total equity	1,476,427	1,450,718	1,444,359	1,460,862	1,473,055

	$3,390,668	$3,210,167	$3,059,365	$3,046,084	$3,173,834

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Years Ended August 31,
	2021	2020	2019
Revenue
Manufacturing	$1,329,987	$2,349,971	$2,431,499
Wheels, Repair & Parts	298,330	324,670	444,502
Leasing & Services	119,664	117,548	157,590

	1,747,981	2,792,189	3,033,591
Cost of revenue
Manufacturing	1,189,246	2,065,169	2,137,625
Wheels, Repair & Parts	280,391	302,189	420,890
Leasing & Services	46,737	71,700	108,590

	1,516,374	2,439,058	2,667,105
Margin	231,607	353,131	366,486
Selling and administrative expense	191,813	204,706	213,308
Net gain on disposition of equipment	(1,176)	(20,004)	(40,963)
Goodwill impairment	—	—	10,025

Earnings from operations	40,970	168,429	184,116
Other costs
Interest and foreign exchange	43,263	43,619	30,912
Net loss on extinguishment of debt	6,287	—	—

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(8,580)	124,810	153,204
Income tax benefit (expense)	40,223	(40,184)	(41,588)

Earnings before earnings (loss) from unconsolidated affiliates	31,643	84,626	111,616
Earnings (loss) from unconsolidated affiliates	3,491	2,960	(5,805)

Net earnings	35,134	87,586	105,811
Net earnings attributable to noncontrolling interest	(2,657)	(38,619)	(34,735)

Net earnings attributable to Greenbrier	$32,477	$48,967	$71,076

Basic earnings per common share:	$0.99	$1.50	$2.18
Diluted earnings per common share:	$0.96	$1.46	$2.14
Weighted average common shares:
Basic	32,648	32,670	32,615
Diluted	33,665	33,441	33,165
Dividends per common share	$1.08	$1.06	$1.00

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
	2021	2020	2019
Cash flows from operating activities
Net earnings	$35,134	$87,586	$105,811
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	51,100	(9,489)	(20,225)
Depreciation and amortization	100,717	109,850	83,731
Net gain on disposition of equipment	(1,176)	(20,004)	(40,963)
Accretion of debt discount	7,075	5,504	4,458
Stock based compensation expense	14,704	8,997	11,153
Net loss on extinguishment of debt	6,287	—	—
Noncontrolling interest adjustments	2,259	1,436	7,402
Goodwill impairment	—	—	10,025
Other	2,363	1,142	145
Decrease (increase) in assets:
Accounts receivable, net	(82,117)	144,435	13,022
Income tax receivable	(103,026)	(9,109)	—
Inventories	(166,488)	166,607	(143,168)
Leased railcars for syndication	(11,904)	(12,942)	(96,110)
Other assets	(5,813)	(64,995)	6,843
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	109,922	(108,837)	55,910
Deferred revenue	438	(27,920)	(19,275)

Net cash provided by (used in) operating activities	(40,525)	272,261	(21,241)

Cash flows from investing activities
Acquisitions, net of cash acquired	—	—	(361,878)
Proceeds from sales of assets	15,927	83,484	125,427
Capital expenditures	(139,011)	(66,879)	(198,233)
Investments in and advances to unconsolidated affiliates	(26)	(1,815)	(11,393)
Cash distribution from unconsolidated affiliates and other	5,350	12,693	2,096

Net cash provided by (used in) investing activities	(117,760)	27,483	(443,981)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	197,382	146,542	(105)
Proceeds from revolving notes with maturities longer than 90 days	112,000	176,500	—
Repayments of revolving notes with maturities long than 90 days	(287,000)	—	—
Proceeds from issuance of notes payable	391,890	—	525,000
Repayments of notes payable	(337,754)	(30,179)	(182,971)
Debt issuance costs	(21,997)	—	(8,630)
Repurchase of stock	(20,000)	—	—
Dividends	(35,663)	(35,173)	(33,193)
Cash distribution to joint venture partner	(25,292)	(38,969)	(16,879)
Investment by joint venture partner	7,000	—	—
Tax payments for net share settlement of restricted stock	(3,308)	(2,266)	(6,321)

Net cash provided by (used in) financing activities	(22,742)	216,455	276,901

Effect of exchange rate changes	10,336	(12,599)	(12,666)
Increase (decrease) in cash, cash equivalents and restricted cash	(170,691)	503,600	(200,987)
Cash and cash equivalents and restricted cash
Beginning of period	842,087	338,487	539,474

End of period	$671,396	$842,087	$338,487

Balance Sheet Reconciliation:
Cash and cash equivalents	$646,769	$833,745	$329,684
Restricted cash	24,627	8,342	8,803

Total cash and cash equivalents and restricted cash	$671,396	$842,087	$338,487

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In thousands, except owned and managed fleet, unaudited)

GBX Leasing (GBXL) was formed in April 2021 as a joint venture with The Longwood Group to own and manage a portfolio of leased railcars primarily built by Greenbrier. Greenbrier owns approximately 95% of GBXL and consolidates it in Greenbrier’s financial statements in the Leasing & Services segment. GBXL provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, origination of leases for syndication partners as well as providing a platform for further growth at scale. GBXL will produce strong tax-advantaged cash flows. The goal is to add at least $200 million in railcar assets annually at about 3:1 debt to equity (or 75%) based on the fair market value of assets. GBX Leasing will observe Greenbrier’s established portfolio standards including investing in strong credits with a diverse equipment mix and staggered maturity ladders.

During fiscal 2021, $197 million in fair market value of assets were acquired from Greenbrier’s transaction flow and $147 million was drawn on the $300 million non-recourse railcar credit facility. Subsequent to year end, Greenbrier acquired a portfolio of 3,600 railcars, a portion of which will be held in GBX Leasing. Combined with Greenbrier built cars from lease originations, GBX Leasing’s portfolio’s value is $350 million as of September 30. Over time the entity is expected to grow by at least $200 million in assets annually with a five-year target of $1 billion of assets. Reflecting the strong momentum achieved since inception, GBX Leasing expects to use the asset-backed securities market to refinance the warehouse facility and to convert to long term financing in fiscal 2022. Investing in leasing assets reduces Greenbrier’s Manufacturing revenue and margin in the short-term but provides considerable tax benefits and longer-term earnings and cash flow stability.

Key information for the consolidated Leasing & Services segment

(In Units)	August 31, 2021	May 31, 2021
Owned fleet(1)	8,800	8,700
Managed fleet	444,000	445,000
Owned fleet utilization(1)	94%	94%

	August 31, 2021	May 31, 2021
Equipment on operating lease(2)	$609,812	$446,888

GBX Leasing non-recourse warehouse	$146,985	$96,576
Leasing non-recourse term loan	200,000	202,815

Total Leasing non-recourse debt	$346,985	$299,391

Fleet leverage %(3)	57%	67%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2021 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$308,722	$202,094	$341,939	$477,232	$1,329,987
Wheels, Repair & Parts	65,556	71,623	80,871	80,280	298,330
Leasing & Services	28,711	21,905	27,333	41,715	119,664

	402,989	295,622	450,143	599,227	1,747,981
Cost of revenue
Manufacturing	280,890	201,771	292,464	414,121	1,189,246
Wheels, Repair & Parts	62,984	66,667	73,690	77,050	280,391
Leasing & Services	18,444	9,513	8,857	9,923	46,737

	362,318	277,951	375,011	501,094	1,516,374
Margin	40,671	17,671	75,132	98,133	231,607
Selling and administrative expense	43,707	43,425	49,239	55,442	191,813
Net (gain) loss on disposition of equipment	(922)	(27)	184	(411)	(1,176)

Earnings (loss) from operations	(2,114)	(25,727)	25,709	43,102	40,970
Other costs
Interest and foreign exchange	11,103	9,568	10,204	12,388	43,263
Net loss on extinguishment of debt	—	—	4,763	1,524	6,287

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(13,217)	(35,295)	10,742	29,190	(8,580)
Income tax benefit	7,332	21,752	6,914	4,225	40,223

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5,885)	(13,543)	17,656	33,415	31,643
Earnings (loss) from unconsolidated affiliates	(744)	(378)	2,379	2,234	3,491

Net earnings (loss)	(6,629)	(13,921)	20,035	35,649	35,134
Net (earnings) loss attributable to noncontrolling interest	(3,343)	4,856	(298)	(3,872)	(2,657)

Net earnings (loss) attributable to Greenbrier	$(9,972)	$(9,065)	$19,737	$31,777	$32,477

Basic earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.61	$0.98	$0.99
Diluted earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.59	$0.95	$0.96
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2020 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$657,367	$489,943	$653,007	$549,654	$2,349,971
Wheels, Repair & Parts	86,608	91,225	82,024	64,813	324,670
Leasing & Services	25,384	42,680	27,526	21,958	117,548

	769,359	623,848	762,557	636,425	2,792,189
Cost of revenue
Manufacturing	581,912	422,309	562,793	498,155	2,065,169
Wheels, Repair & Parts	81,892	84,373	75,001	60,923	302,189
Leasing & Services	13,366	30,830	17,232	10,272	71,700

	677,170	537,512	655,026	569,350	2,439,058
Margin	92,189	86,336	107,531	67,075	353,131
Selling and administrative expense	54,364	54,597	49,494	46,251	204,706
Net gain on disposition of equipment	(3,959)	(6,697)	(8,775)	(573)	(20,004)

Earnings from operations	41,784	38,436	66,812	21,397	168,429
Other costs
Interest and foreign exchange	12,852	12,609	7,562	10,596	43,619

Earnings before income tax and earnings (loss) from unconsolidated affiliates	28,932	25,827	59,250	10,801	124,810
Income tax expense	(5,994)	(7,463)	(24,421)	(2,306)	(40,184)

Earnings before earnings (loss) from unconsolidated affiliates	22,938	18,364	34,829	8,495	84,626
Earnings (loss) from unconsolidated affiliates	1,073	1,651	1,040	(804)	2,960

Net earnings	24,011	20,015	35,869	7,691	87,586
Net earnings attributable to noncontrolling interest	(16,342)	(6,386)	(8,097)	(7,794)	(38,619)

Net earnings (loss) attributable to Greenbrier	$7,669	$13,629	$27,772	$(103)	$48,967

Basic earnings (loss) per common share (1)	$0.24	$0.42	$0.85	$(0.00)	$1.50
Diluted earnings (loss) per common share (1)	$0.23	$0.41	$0.83	$(0.00)	$1.46
Dividends per common share	$0.25	$0.27	$0.27	$0.27	$1.06

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2021:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$477,232	$61,957	$539,189	$43,313	$3,802	$47,115
Wheels, Repair & Parts	80,280	4,922	85,202	46	51	97
Leasing & Services	41,715	11,883	53,598	25,431	11,817	37,248
Eliminations	—	(78,762)	(78,762)	—	(15,670)	(15,670)
Corporate	—	—	—	(25,688)	—	(25,688)

	$599,227	$—	$599,227	$43,102	$—	$43,102

Three months ended May 31, 2021:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$341,939	$7,451	$349,390	$31,341	$492	$31,833
Wheels, Repair & Parts	80,871	2,292	83,163	4,173	75	4,248
Leasing & Services	27,333	2,286	29,619	12,280	2,272	14,552
Eliminations	—	(12,029)	(12,029)	—	(2,839)	(2,839)
Corporate	—	—	—	(22,085)	—	(22,085)

	$450,143	$—	$450,143	$25,709	$—	$25,709

	Total assets
	August 31, 2021	May 31, 2021
Manufacturing	$1,493,467	$1,413,590
Wheels, Repair & Parts	260,904	265,847
Leasing & Services	949,380	878,743
Unallocated, including cash	686,917	651,987

	$3,390,668	$3,210,167

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION (Unaudited)

	Three Months Ended	Year Ended
	August 31, 2021	August 31, 2021
Backlog Activity (units) (1)
Beginning backlog	24,800	24,600
Orders received	6,700	17,200
Production held on the Balance Sheet	(1,400)	(3,700)
Production sold directly to third parties	(3,500)	(11,500)

Ending backlog	26,600	26,600

Delivery Information (units) (1)
Production sold directly to third parties	3,500	11,500
Sales of Leased railcars for syndication	1,000	1,500

Total deliveries	4,500	13,000

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended		Year Ended
	August 31, 2021	May 31, 2021	August 31, 2021
Net earnings	$35,649	$20,035	$35,134
Interest and foreign exchange	12,388	10,204	43,263
Income tax benefit	(4,225)	(6,914)	(40,223)
Depreciation and amortization	25,080	24,769	100,717
Net loss on extinguishment of debt	1,524	4,763	6,287

EBITDA	$70,416	$52,857	$145,178

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended				Year Ended
	August 31, 2021		May 31, 2021		August 31, 2021
Net earnings attributable to Greenbrier	$31,777		$19,737		$32,477
Net loss on extinguishment of debt, net of tax	1,151	(1)	3,596	(2)	4,747

Adjusted net earnings attributable to Greenbrier	$32,928		$23,333		$37,224

(1)	Net of tax of $373
(2)	Net of tax of $1,167

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended		Year Ended
	August 31, 2021	May 31, 2021	August 31, 2021
Diluted earnings per share	$0.95	$0.59	$0.96
Net loss on extinguishment of debt, net of tax	0.03	0.10	0.14	(1)

Adjusted diluted earnings per share	$0.98	$0.69	$1.10

Diluted weighted average shares outstanding	33,420	33,605	33,665

(1)	May not sum due to rounding

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Greenbrier Reports Fourth Quarter and 2021 Fiscal Year Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “adjust,” “allow,” “believe”, “continue,” “expect,” “goal,” “maintain,” “outlook,” “position,” “reduce,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog, leasing performance, financing, future liquidity, cash flow, our ability to grow market share and deliver future value to our shareholders and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “Fourth Quarter Highlights,” “Fiscal Year 2021 Highlights” and “Business Update & Outlook.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: We are unable to predict when, how, or with what magnitude COVID-19, variants thereof, and governmental reaction thereto, and related economic disruptions (including, among other factors, supply disruptions and sectoral inflation) will negatively impact our business Our backlog of railcar units and marine vessels is not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

EBITDA, Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and Net loss on extinguishment of debt. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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